Candidate	Indication	Preclinical	Phase 1	Phase 2	Phase 3	Expected Milestones
Mavorixafor	**WHIM** (Warts, Hypogammaglobulinemia, Infections and Myelokathexis) syndrome				Phase 3	Top-line data **4Q 2022** **2H 2023 NDA**
	Chronic Neutropenia (CN)		Phase 1b			Add'l data / clinical update in **2Q/3Q 2022**
	Waldenström's Macroglobulinemia (WM)		Phase 1b			Add'l data / clinical update in **2H 2022**
X4P-002	Oncology indications	IND-enabling				IND in **2H 2022**
X4P-003	Primary immuno-deficiencies (PIDs)					